SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                   ___________



Date of Report (Date of earliest event reported)    January 15, 1997
                                                 -------------------------------


                                 QPQ CORPORATION
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             (Exact name of registrant as specified in its charter)


         Florida                    1-12350                 65-0423147
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(State or other jurisdiction   (Commission File           (IRS Employer
 or incorporation)                  Number)              Identification No.)



            1000 Lincoln Road, Suite 200, Miami Beach, Florida 33139
            --------------------------------------------------------
          (Address of principal executive offices, including zip code)



Registrant's telephone number, including area code       (305) 531-5800
                                                   -----------------------------


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          (Former name or former address, if changed since last report)





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Item 5.     Other Events.

On January 15, 1997, the Registrant entered into a Letter of Intent with Corporacion Vitex, S.A. de C.V., a Mexican corporation, for the purchase by the Registrant of all of the stock of Vitex (the "Acquisition").

The proposed Acquisition is conditioned on, among other things, the preparation of a mutually satisfactory definitive agreement of Acquisition, each party's completion of a satisfactory due diligence review of the other party, the Registrant having a minimum of $4 million dollars in cash for the specific use by Vitex for operating purposes, the appointment of two members of the Hernaiz family to the Registrant's Board of Directors and the appointment of the current officers of Vitex to the positions of Chairman of the Board, Chief Executive Officer and President of the Registrant.

The foregoing summary of the Letter of Intent is qualified in its entirety by the copy of Letter of Intent attached hereto as an exhibit.


Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibits
--------

(a)  Letter  of  Intent,   dated  January  15,  1997,   between  Registrant  and
     Corporacion Vitex, S.A. de C.V.

























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



                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 QPQ CORPORATION


                                    By:   /s/ Mitchell Rubinson
                                       ------------------------------------
                                            MITCHELL RUBINSON
                                            President


DATED:  January 16, 1997






















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